Exhibit (10) (l)

POTLATCH CORPORATION

1989 STOCK INCENTIVE PLAN

(As Amended and Restated Effective December 2, 1999)

1. PURPOSE.

This 1989 Stock Incentive Plan of Potlatch Corporation (the “Corporation”) and its eligible subsidiaries is intended to provide incentive to employees of the Corporation or of its subsidiaries, to encourage employee proprietary interest in the Corporation and to encourage employees to remain in the employ of the Corporation or of its subsidiaries.

2. DEFINITIONS.

(a) “Award” shall mean any award of an Option (with or without a related stock appreciation right), Restricted Stock or an Other Share-Based Award under the Plan.

(b) “Board” shall mean the Board of Directors of the Corporation.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan.

(e) “Common Stock” shall mean the $1 par value common stock of the Corporation.

(f) “Corporation” shall mean Potlatch Corporation, a Delaware corporation.

(g) “Disability” shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(h) “Employee” shall mean an individual (who may be an officer or a director) employed by the Corporation or a Subsidiary (within the meaning of Code section 3401 and the regulations thereunder).

(i) “Exercise Price” shall mean the price per Share of Common Stock, determined by the Committee, at which an Option may be exercised.

(j) “Fair Market Value” of a Share as of a specified date shall mean the closing price at which such Shares are traded at the close of business on such date as reported in the New York Stock Exchange composite transactions published in the Western Edition of the Wall Street Journal, or if no trading of the Common Stock is reported for that day, on the next preceding day on which trading was reported.

(k) “Incentive Stock Option” shall mean an Option described in Code section 422A(b).

(l) “Nonqualified Stock Option” shall mean an Option not described in Code sections 422(b), 422A(b), 423(b) or 424(b).

(m) “Option” shall mean a stock option granted pursuant to Section 7 of the Plan. “Option Agreement” shall mean the agreement between the Corporation and the Optionee which contains the terms and conditions pertaining to such Option.

(n) “Optionee” shall mean an Employee who has received an Option.

(o) “Other Share-Based Award” shall mean an Award granted pursuant to Section 9 of the Plan. “Other Share-Based Award Agreement” shall mean the agreement between the Corporation and the recipient of an Other Share-Based Award which contains the terms and conditions pertaining to such Other Share-Based Award.

(p) “Participant” shall mean an Employee who has received an Award.

(q) “Plan” shall mean this Potlatch Corporation 1989 Stock Incentive Plan.

(r) “Purchase Price” shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

(s) “Restricted Stock” shall mean Shares granted pursuant to Section 8 of the Plan. “Restricted Stock Agreement” shall mean the agreement between the Corporation and the recipient of Restricted Stock which contains the terms, conditions and restrictions pertaining to such Restricted Stock.

(t) “Rules” shall mean the regulations and rules adopted from time to time by the Committee.

(u) “Share” shall mean one Share of Common Stock, adjusted in accordance with Section 11 of the Plan (if applicable).

(v) “Stock Right” shall mean a bookkeeping entry representing a right to the equivalent of one Share.

(w) “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. EFFECTIVE DATE.

This Plan was adopted by the Board on December 8, 1988, and was last amended and restated effective December 2, 1999.

4. ADMINISTRATION.

The Plan shall be administered by a committee (the “Committee”) appointed by the Board, consisting of not less than three disinterested members thereof. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman. The term “Disinterested Members of the Board” shall include only members of the Board who are not active Employees of the Corporation or of any of its Subsidiaries, who are not eligible to receive discretionary Awards under this Plan or any other stock incentive plan of the Corporation and who have not been eligible to receive such Awards for at least one year preceding appointment as a member of the Committee.

The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion make determinations with respect to Employees who shall be granted Awards, the number of Shares or Share equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options and other conditions of Awards.

The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted thereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted thereunder.

5. ELIGIBILITY.

Participants shall be such key Employees (who may be officers, whether or not they are directors) of the Corporation or of its Subsidiaries as the Committee shall select, but subject to the terms and conditions set forth below.

(a) Ten Percent Shareholders.

An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan. For purposes of this Section 5(a) the stock ownership of an Employee shall be determined pursuant to section 425(d) of the Code.

(b) Number of Awards.

A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions hereinafter set forth.

6. STOCK.

The stock subject to Options, Restricted Stock, or Other Share-Based Awards granted under the Plan shall be Shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate number of Options, Restricted Stock or Other Share-Based Awards issued under this Plan shall not exceed one million, five hundred thousand (1,500,000) Shares. The number of Shares subject to Awards outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option under the Plan for any reason expires or is terminated or any Restricted Stock or Other Share-Based Award is forfeited, the Shares allocable to the unexercised portion of such Option or the forfeited Restricted Stock or Other Share-Based Award may again be subjected to Options, Restricted Stock or Other Share-Based Awards under the Plan. However, if one Award is granted in tandem with another, so that the exercise of one causes the other to expire, then the number of shares subject to the expired Award shall not be restored to the pool available for Awards.

The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 11 hereof.

7. TERMS AND CONDITIONS OF OPTIONS.

Options granted pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Committee shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

(a) Optionee’s Agreement.

Each Optionee shall agree to remain in the employ of and to render to the Corporation or to a Subsidiary his or her services for a period of one (1) year from the date of the granting of the Option, subject to the terms of Section 12(b).

(b) Number of Shares.

Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 11 hereof.

(c) Exercise Price.

Each Option shall state the Exercise Price, which in the case of an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the date of grant.

(d) Medium and Time of Payment.

The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that, with the consent of the Committee and in accordance with its rules, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, so long as the total of the cash so paid and the Fair Market Value of the Shares surrendered equals the Purchase Price. No Share shall be issued until full payment therefor has been made.

(e) Term and Exercise of Options; Nontransferability of Options.

Each Option shall state the time or times when it becomes exercisable and the time or times any stock appreciation right granted pursuant to Section 7(j) may be called, which shall be determined by the Committee. No Option shall be exercisable after the expiration of ten (10) years from the date it is granted. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee’s death, no Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution.

Subject to the foregoing, beginning six (6) months from the date of grant of the Optionee shall have the right to exercise the option (or in lieu thereof to call the related stock appreciation right as described in Section 7(j)) in whole or in part:

(i) Upon consummation of a reorganization, merger or consolidation involving the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock (the “Outstanding Common Stock”) and then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation either directly or through one or more subsidiaries), (B) no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, provided, however, if the Corporation and the other party to the Business Combination agree that the transaction is to be treated as a pooling of interests for financial reporting purposes, and if the transaction in fact is so treated, then the right to exercise the Option (or to call the related stock appreciation right) shall not be accelerated upon consummation of the Business Combination to the extent that the Corporation’s independent accountants and the other party’s independent accountants separately determine in good faith that the acceleration would preclude the use of pooling of interests accounting; or

(ii) On the date that individuals who, as of December 2, 1999 constitue the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 2, 1999 whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Board; or

(iii) Upon acquisition after December 2, 1999 by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subsection (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Corporation, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or (z) any acquisition of Outstanding Common Stock or Oustanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (i) of this Section 7(e); or

(iv) Upon the consummation of the sale of all or sustantially all of the assets of the Corporation or approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(f) Termination of Employment Except Death.

Except as provided in Subsection (k) below, in the event that an Optionee shall cease to be employed by the Corporation or its Subsidiaries for any reason other than his or her death, such Optionee shall have the right, subject to the restrictions of Subsection (e) hereof, to exercise the Option either:

(i) at any time within three (3) months after such termination of employment; or

(ii) (in the case of Early, Normal or Late Retirement under the Salaried Employees’ Retirement Plan or Disability), at any time before the end of the option period specified in the Option Agreement, to the extent that, at the date of termination of employment, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the Option Agreement with respect to which such option was granted and had not previously been exercised; provided, however, that if the employment of an Optionee is terminated by the Corporation or a Subsidiary by reason of misconduct, such Option shall cease to be exercisable at the time of the Optionee’s termination of employment. As used herein “misconduct” means that the Optionee has engaged in unfair competition with the Corporation or a Subsidiary, induced any customer of the Corporation or a Subsidiary to breach any contract with the Corporation or a Subsidiary, made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or a Subsidiary, committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or a Subsidiary, or engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or a Subsidiary. The Committee shall determine whether an Optionee’s employment is terminated by reason of misconduct. In making such determination the Committee shall act fairly and shall give the Optionee an opportunity to be heard and present evidence on his or her behalf.

For this purpose, the employment relationship will be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee, in accordance with rules and regulations construing Code section 422A(a)(2)). Notwithstanding the foregoing, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth (90th) day after the Optionee ceased active employment, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

(g) Death of Optionee.

Except as provided in Subsection (k) below, if the Optionee shall die while in the employ of the Corporation or a Subsidiary and shall not have fully exercised the Option, an Option may be exercised at any time before the end of the option period specified in the Option Agreement by the executors or administrators of the Optionee’s estate or by any persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, to the extent that, at the date of the Optionee’s death, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the Option Agreement and had not previously been exercised.

(h) Rights as a Stockholder.

An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11.

(i) Modification, Extension and Renewal of Options.

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new Options (at the same or a different price) in substitution therefor. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

(j) Stock Appreciation Rights.

In connection with the grant of any Option pursuant to the Plan, the Committee, in accordance with its Rules, may also grant a stock appreciation right pursuant to which the Optionee shall have the right to surrender all or part of such Option and to exercise the stock appreciation right (the “call”) and thereby to obtain payment of an amount equal to the difference obtained by subtracting the aggregate Exercise Price of the Shares subject to the Option (or the portion thereof) so surrendered from the Fair Market Value of such Shares on the date of such surrender. In the case of a stock appreciation right called after an event described in Section 7(e)(i) or (iv) above, “Fair Market Value” for purposes of this Subsection (j) shall be the greater of (A) the Fair Market Value of such Shares as of the date immediately prior to the event described in Section 7(e)(i) or (iv) above, or (B) the value of such Shares determined as of the date of the call in good faith by the Committee (as composed on the day preceeding the date of the event described in Section 7(e)(i) or (iv) above), taking into consideration all relevant facts and circumstances. The call of such stock appreciation right shall be subject to such limitations (including, but not limited to, limitations as to time and amount) as the Committee shall deem appropriate. The payment may be made in shares of Common Stock (determined with reference to its Fair Market Value on the date of call), or in cash, or partly in cash and in shares of Common Stock, at the discretion of the Committee, provided that the Committee determines that such settlement is consistent with the purpose set forth in Section 1 hereof, and provided further, that if the stock appreciation right is called after an event described in Section 7(e)(i) or (iv), the payment shall be made in cash. For all purposes under the Plan, the terms “exercise” or “exercisable” shall be deemed to include the terms “call” or “callable” as such terms may apply to a stock appreciation right granted in conjunction with an Option, and in the event of the call of a stock appreciation right, the underlying Option will be deemed to have been exercised for all purposes under the Plan.

(k) Effect of Termination of Employment on Stock Appreciation Right.

In the event that an Optionee shall cease to be employed by the Corporation or its Subsidiaries for any reason, any stock appreciation right which may have been granted in conjunction with the grant of an Option shall expire on the date provided in the Option Agreement or in rules and regulations adopted by the Committee.

(l) Limitation of Annual Awards.

The aggregate Fair Market Value (determined as of the date the Option is granted) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year commencing after December 31, 1986 under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries shall not exceed $100,000.

(m) Other Provisions.

The Option Agreements authorized under the Plan shall contain such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

8. RESTRICTED STOCK.

(a) Grants.

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Corporation and the Employee, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee shall require that stock certificates evidencing such shares be held by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the stock covered by such Award.

(b) Restrictions and Conditions.

The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

(i) During a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a change of control of the Corporation and/or such other factors or criteria as the Committee may determine in its sole discretion.

(ii) Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock to the extent available under Section 6, or otherwise reinvested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii) The Committee shall specify the conditions under which shares of Restricted Stock shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

(iv) If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be cancelled.

9. OTHER SHARE-BASED AWARDS.

(a) Grants.

Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Awards under this Section 9 may include, but are not limited to, Stock Rights, stock appreciation rights not granted in connection with the grant of any Option pursuant to Section 7, the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards. In making an Other Share-Based Award, the Committee may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Corporation and the Employee, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

(b) Terms and Conditions.

In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards made pursuant to this Section 9 shall be subject to the following:

(i) Any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii) The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of a termination of the Employee’s employment prior to the exercise, realization or payment of such Award, and the Committee in its sole discretion, may provide for payment of the Award in the event of the Employee’s retirement, Disability or death or the change of control of the Corporation, with such provisions to take account of the specific nature and purpose of the Award.

10. TERM OF PLAN.

Awards may be granted pursuant to the Plan until the termination of the Plan on December 31, 1998.

11. RECAPITALIZATION.

Subject to any required action by the stockholders, the number of Shares covered by this Plan as provided in Section 6, the number of Shares covered by or referenced in each outstanding Award, and the Exercise Price of each outstanding Option and any price required to be paid for

Restricted Stock or Other Share-Based Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

Subject to any required action by the stockholders, if the Corporation shall be a party to any merger, consolidation or other reorganization, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled.

In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of section 422 of the Code.

Except as hereinbefore expressly provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another Corporation, and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

12. SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.

(a) Securities Law. No Shares shall be issued pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

(b) Employment Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Corporation or a Subsidiary. The Corporation and its Subsidiaries reserve the right to terminate the employment of any employee at any time, with or without cause, subject only to a written employment contract (if any).

(c) Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

(d) Creditors’ Rights. A holder of an Other Share-Based Award shall have no rights other than those of a general creditor of the Corporation. An Other Share-Based Award shall represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Other Share-Based Award Agreement.

13. AMENDMENT OF THE PLAN.

The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of Common Stock of the Corporation, no such revision or amendment shall:

(a) Increase the number of Shares subject to the Plan;

(b) Change the designation in Section 5 of the Plan of the class of Employees eligible to receive Awards;

(c) Decrease the price at which Incentive Stock Options may be granted;

(d) Remove the administration of the Plan from the Committee;

(e) Render any member of the Committee eligible to receive an Award under the Plan while serving thereon; or

(f) Amend this Section 13 to defeat its purpose.

14. APPLICATION OF FUNDS.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option or the grant of Restricted Stock will be used for general corporate purposes.

15. NO OBLIGATION TO EXERCISE OPTION.

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

16. APPROVAL OF STOCKHOLDERS.

This Plan and any amendments requiring shareholder approval pursuant to Section 13 hereof shall be subject to approval by affirmative vote of the shareholders in accordance with applicable law. Such vote shall be taken at the first annual meeting of stockholders of the Corporation following the adoption of the Plan or of any such amendments, or any adjournment thereof.

17. PAYMENT OF EXCISE TAXES.

If any payments or transfers to or for the benefit of the Participant is deemed an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986 (the “Code”) subject to the excise tax imposed by Section 4999 of the Code, the Corporation shall pay to the Participant an additional amount such that the total amount of all such payments and benefits (including payments made pursuant to this Section) to the Participant shall equal the total amount of all such payments and benefits to which the Participant would have been entitled (but for the Section) net of all applicable federal, state and local taxes except the excise tax. For purposes of this Section, the Participant shall be deemed to pay federal, state and local taxes at the highest marginal rate of taxation for the applicable calendar year. The amount of the payment to the Participant shall be estimated by the firm of independent certified public accountants serving as the outside auditor of the Corporation, as of the date of the applicable event as described in Section 7(e)(i)-(iv).

18. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

(b) Nonqualified Options. The Committee may permit an Optionee who exercises Nonqualified Stock Options to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Shares that otherwise would be issued to him or her under such Nonqualified Stock Options. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

19. EXECUTION.

To record the amendment and restatement of the Plan to read as set forth herein effective as of December 2, 1999, the Corporation has caused its authorized officer to execute the same.

POTLATCH CORPORATION

By	/s/ Betty R. Fleshman
Secretary